EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333−09623, 333−39060, 333−39064, 333−39290, 333−61588, 333−101444, 333−100716, 333−104659, 333−117909, 333−117910, and 333 165537) of Shuffle Master, Inc. of our report dated January 5, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Las Vegas, Nevada
January 5, 2012